UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 9, 2008

Newell Rubbermaid Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-09608	363514169
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10B Glenlake Parkway, Suite 300, Atlanta, Georgia		30328
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-407-3800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.05 Costs Associated with Exit or Disposal Activities.

In the third quarter of 2005, Newell Rubbermaid Inc. (the "Company") announced a global initiative referred to as Project Acceleration aimed at strengthening and transforming the Company’s portfolio. Project Acceleration was designed to reduce manufacturing overhead, better align the Company’s distribution and transportation processes to achieve logistical excellence, and reorganize the Company’s overall business structure to align with the Company’s core organizing concept, the Global Business Unit (the "Plan").

On July 9, 2008, management of the Company committed to an expansion of Project Acceleration so that, in addition to the Plan’s original objectives, it will also now provide for divesting, downsizing or exiting certain product categories (the "Plan Expansion"). The Plan Expansion is expected to impact product categories that had combined annual sales in 2007 of approximately $500 million. A significant portion of the product categories that are the subject of the Plan Expansion are highly resin-intensive. The cost of resin has increased dramatically in 2008, which has impacted the viability of categories where resin is a high percentage of cost of goods sold and the consumer’s willingness to pay for innovation is low. The Plan Expansion is intended to reduce the Company’s exposure to volatile commodity markets, particularly resin, and to protect margins and profitability.

The Plan Expansion is expected to be complete within 12 months, and is expected to result in cumulative restructuring charges (including asset impairments described under Item 2.06 of this Current Report on Form 8-K) totaling between $80 and $100 million ($68-$85 million after tax). Specifically, in connection with the Plan Expansion, the Company expects to incur approximately $45 to $55 million in non-cash asset related costs; approximately $25 to $30 million in employee-related costs, including severance, pension and other termination benefits; and approximately $10 to $15 million in other associated costs, including contract termination fees. Approximately 45% of the restructuring costs incurred in connection with the Plan Expansion are expected to be cash charges.

The Plan, as expanded to include the Plan Expansion and other Plan-related initiatives, is expected to result in cumulative restructuring costs over the life of the initiative totaling between $475 and $500 million ($405-$425 million after tax). Specifically, in connection with the Plan, the Company now expects to incur approximately $250 to $270 million in employee-related costs, including severance, pension and other termination benefits; approximately $155 to $175 million in non-cash asset related costs, and approximately $50 to $70 million in other associated costs, including contract termination fees. Approximately 67% of the restructuring costs in connection with the Plan are expected to be cash charges. Annual savings from the Plan are now projected at between $175 and $200 million once fully implemented in 2010.

Item 2.06 Material Impairments.

The disclosures above under Item 2.05 of this Current Report on Form 8-K relating to the Plan are also responsive to Item 2.06 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.06.

As a result of the Plan Expansion, on July 9, 2008, management of the Company concluded that a charge for impairment is required under generally accepted accounting principles with respect to fixed assets associated with the product categories that the Company plans to divest, downsize or exit in connection with the Plan Expansion. The Plan Expansion is expected to result in incremental impairment charges of approximately $45 million to $55 million and related future cash expenditures of approximately $35 million to $45 million.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 is a copy of the Company’s press release, dated July 15, 2008, discussing the expansion of Project Acceleration. The press release also reaffirms the Company’s guidance for the second quarter of 2008 and provides an updated outlook with respect to the Company’s guidance for the full year results of 2008. Such information is furnished pursuant to Item 7.01 of Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K.

The press release contains non-GAAP financial measures. For purposes of Securities and Exchange Commission Regulation G, a "non-GAAP financial measure" is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. For purposes of the definition, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided, as a part of the press release, a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

The Company has used certain financial measures that are included in the press release both in presenting its results to stockholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these measures — including those that are "non-GAAP financial measures" — and the information they provide are useful to investors since these measures:

• enable investors and analysts to compare the current non-GAAP measures with the corresponding non-GAAP measures used in the past, and
• permit investors to view the Company’s performance using the same tools that Company management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance and to gauge the Company’s progress in achieving its stated goals.

The Company’s management believes that diluted earnings per share from continuing operations, excluding restructuring charges, is also useful because it provides investors with a meaningful perspective on the current underlying performance of the Company’s continuing operations. Another purpose for which the Company uses diluted earnings per share from continuing operations, excluding restructuring charges, is as a performance goal that helps determine the amount, if any, of cash bonuses for corporate management employees under the Company’s management cash bonus plan. The Company’s management believes that "Normalized" earnings per share, which excludes restructuring charges and other one-time events is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance.

While the Company believes that these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release, dated July 15, 2008, issued by Newell Rubbermaid Inc.

Caution Concerning Forward-Looking Statements
The statements in this Current Report on Form 8-K that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of Project Acceleration and the above described restructuring plan, sales, income/(loss), earnings per share, operating income or gross margin improvements, capital and other expenditures, cash flow, dividends, restructuring costs, costs and cost savings, debt ratings, and management’s plans, projections and objectives for future operations and performance. These statements are accompanied by words such as “anticipate,” “expect,” “intend,” “project,” “will,” “believes,” “estimate” and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail economies; competition with other manufacturers and distributors of consumer products; major retailers’ strong bargaining power; changes in the prices of raw materials and sourced products; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; the risks inherent in our foreign operations and those factors listed in the company’s Quarterly Report on Form 10-Q for the period ending March 31, 2008, filed with the Securities and Exchange Commission. Changes in such assumptions or factors could produce significantly different results. The information contained in this Current Report on Form 8-K is as of the date indicated.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.

July 15, 2008	By:	John B. Ellis

Name: John B. Ellis
Title: Vice President - Corporate Controller (Chief Accounting Officer)

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated July 15, 2008, issued by Newell Rubbermaid Inc.